Exhibit (h)(c)(B)(3)
AMENDMENT NO. 3
TO THE FUND PARTICIPATION AGREEMENT
     This Amendment No. 3 is entered into and effective as of January 24, 2013 and amends the Fund Participation Agreement dated March 28, 2005 as amended on/effective May 1, 2007 and February 1, 2009 (the “Agreement”) by and among Pacific Life & Annuity Company (“Insurance Company” or “Company”), Pacific Life Fund Advisors LLC (the “Adviser”), Pacific Select Distributors, Inc. (“Distributor”), Pacific Select Fund (the “Trust”) American Funds Insurance Series (“Series”), American Funds Distributors (“AFD”) and Capital Research and Management Company (“CRMC”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.
     WHEREAS, Insurance Company has received an Order from the Securities and Exchange Commission dated March 12, 2012 (Release No. 29979, File No. 812-13962) granting exemption from Sections 12(d)(1)(A) and (B), Rule 12d1-2(a) and Sections 17(a)(1) and (2) of the 1940 Act (the “Order”);
     WHEREAS, the parties wish to amend the Agreement in furtherance of the Order and to update notification provisions;
     NOW THEREFORE in consideration of the premises and mutual considerations herein and in the Agreement, the parties agree as follows:
     A. The parties agree to amend the Agreement by adding the following sections to the Agreement:
1a.	(i) The Series and CRMC represent that each has received a copy of the Order and that CRMC and the board of directors or trustees of the Series understand the terms and conditions of the Order. The Series and CRMC each agree to fulfill their responsibilities under the Order as set forth therein and in this Agreement.

(ii) The Series represents and warrants that the board of the Series, including a majority of its independent directors or trustees, has adopted or will adopt procedures (the “Affiliated Underwriting Procedures”) reasonably designed to monitor any purchases of securities by funds in an offering of securities during the existence of an Affiliated Underwriting (as defined in the Order). The Series further represents and warrants that it will maintain and preserve permanently in an easily accessible place, a written copy of the Affiliated Underwriting Procedures and any modifications to the Affiliated Underwriting Procedures. Further, the Series represents and warrants that the board of the Series shall review these procedures periodically, but no less frequently than annually, to determine whether purchases were influenced by the investment by the Trust in the Series.

(iii) The Series and CRMC represent and warrant that they shall not direct a Fund in which a Portfolio invests to acquire securities of any other entity that would meet the definition of “investment company” in the 1940 Act, but for the exception provided in Section 3(c)(1) or 3(c)(7) of the Act, in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Fund: (A) receives such securities as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (B) acquires (or is deemed to have acquired) such securities pursuant to exemptive relief from the commission permitting the Fund to: (i) acquire securities of one or more affiliated investment companies, for short-term cash management purposes or (ii) engage in inter-fund borrowing and lending transactions.

2b.	(i) The Trust and the Company represent that the Company and the board of the Trust each understand the terms and conditions of the Order; and the Trust and the Company each hereby agree to fulfill their responsibilities under the Order as set forth in the Order and in this Amendment No. 3 to the Agreement.

(ii) The Company represents and warrants that, at the time of investing in the shares of a Fund in excess of three percent of the total outstanding voting stock of the Fund, it shall notify the Series and CRMC of the investment and transmit to CRMC on behalf of the Series, a list of the names of each Fund of Funds Affiliate (as defined in the Order) and Underwriting Affiliates (as defined in the Order). In the case of a subadvised Portfolio, the Company represents and warrants that it shall notify the Series and CRMC of the investment and cause the Portfolio’s subadviser to transmit to CRMC on behalf of the Series, a list of the names of each Fund of Funds Affiliate and Underwriting Affiliate with respect to the subadviser.
B. The parties agree to amend paragraph 4, by adding the following Section 4d.:
     4d. (i) The parties hereby agree that for purposes of this Section 4, an order received by a Portfolio relying on the Order (“Fund of Funds”) to purchase shares of a Master Fund through another Portfolio acting as a ‘feeder fund’ (“Feeder Fund”) shall be deemed an order received by such Feeder Fund and its Master Fund.
     (ii) The Adviser and the Trust represent and warrant that each Fund of Funds that invests in a Master Fund through a Feeder Fund has, and will have, target allocations of the nets assets it intends to invest in each underlying fund of such Fund of Funds (“Target Allocations”). The Adviser and the Trust further represent and warrant that all orders received by the Fund of Funds prior to 4:00 pm Eastern time will be placed in the Feeder Funds and Master Funds pursuant to the Fund of Funds’ Target Allocation. The Adviser and the Trust further represent and warrant that if a Fund of Funds’ Target Allocation changes after 4:00 pm Eastern time, orders for such day will be placed according to the ‘old’ Target Allocations and orders pursuant to the ‘new’ Target Allocations will not be placed until the following day.
C. The parties further agree to amend paragraph 21 of the Agreement by deleting it in its entirety and replacing it with the following:
21. All notices, consents, waivers, and other communications (“Communications”) under the Agreement, as amended, shall be in writing and deemed given upon (a) delivery to the applicable party via hand delivery service or a reliable nationally recognized overnight delivery service, each of which shall provide evidence of receipt to the applicable parties at the addresses noted below and (b) a copy of the Communication is sent via email to the email addresses noted below.
     A. If to Insurance Company:
a. Mail to:
Pacific Life & Annuity Company

700 Newport Center Drive
Newport Beach CA 92660
Attention: Sharon A. Cheever
     Senior Vice President and General Counsel
     949-219-3582
Copy to: Robin S. Yonis
     Vice President, Pacific Life Fund Advisors LLC
     949-219-6767
b. Email notifications to: Sharon.Cheever@PacificLife.com,
   Robin.Yonis@PacificLife.com and
   ContractNotifications@PacificLife.com
     B. If to the Trust:
a. Mail to:
Pacific Select Fund
700 Newport Center Drive
Newport Beach, CA 92660
Attention: Robin S. Yonis
          Vice President and General Counsel
          949-219-6767
b. Email notifications to:
   Robin.Yonis@PacificLife.com and
   ContractNotifications@PacificLife.com
     C. If to Adviser:
a. Mail to:
Pacific Life Fund Advisors, LLC
700 Newport Center Drive
Newport Beach CA 92660
Attention: Robin S. Yonis, Vice President
b. Email notifications to:
   Robin.Yonis@PacificLife.com and
   ContractNotifications@PacificLife.com
     D. If to Distributor:
a. Mail to:
Pacific Select Distributors, Inc.
700 Newport Center Drive
Newport Beach CA 92660

Attention:
b. Email notifications to:
   Robin.Yonis@PacificLife.com and
   ContractNotifications@PacificLife.com
     E. If to the Series
a. Mail to:
American Funds Insurance Series
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer
cc: Kenneth R. Gorvetzian
b. Email notifications to:
   md@capgroup.com, krg@capgroup.com and
   mcjt@capgroup.com
     F. If to CRMC
a. Mail to:
Capital Research and Management Company
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer
cc: Kenneth R. Gorvetzian
b. Email notifications to:
   md@capgroup.com, krg@capgroup.com and
   mcjt@capgroup.com
     G. If to AFD
a. Mail to:
American Funds Distributors, Inc.
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer
cc: Kenneth R. Gorvetzian
b. Email notifications to:
   md@capgroup.com, krg@capgroup.com and
   mcjt@capgroup.com

     To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.
     IN WITNESS WHEREOF each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE & ANNUITY COMPANY

/s/ Mary Ann Brown
By:	Mary Ann Brown
Its:	Executive Vice President

/s/ Jane M. Guon
By:	Jane M. Guon
Its:	Vice President and Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

/s/ Adrian S. Griggs
By:	Adrian S. Griggs
Its:	Chief Executive Officer

/s/ Jane M. Guon
By:	Jane M. Guon
Its:	Vice President and Secretary

PACIFIC SELECT FUND

/s/ Howard Hirakawa
By:	Howard Hirakawa
Its:	Vice President

/s/ Jane M. Guon
By:	Jane M. Guon
Its:	Vice President and Secretary

AMERICAN FUNDS INSURANCE SERIES

/s/ Steven I. Koszalka
By:	Steven I. Koszalka
Its:	Secretary

AMERICAN FUNDS DISTRIBUTORS

/s/ Timothy McHale
By:	Timothy McHale
Its:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

/s/ Michael J. Downer
By:	Michael J. Downer
Its:	Senior Vice President and Secretary